Exhibit 99.16

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that Bridge Street 2014 Holdings, L.P. (“Bridge Street”) does hereby make, constitute and appoint each of Jamison Yardley, Crystal Orgill, Chad Christensen and Carson Williams, acting individually, its true and lawful attorney, to execute and deliver in its name and on its behalf whether Bridge Street is acting individually or as representative of others, any and all filings required to be made by Bridge Street under the Securities Exchange Act of 1934, (as amended, the “Act”), with respect to securities which may be deemed to be beneficially owned by Bridge Street under the Act, giving and granting unto each said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as Bridge Street might or could do if personally present by one of the authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

THIS POWER OF ATTORNEY shall remain in full force and effect until the earlier of (i) August 13, 2027 and (ii) such time that it is revoked in writing by Bridge Street; provided that in the event the attorney-in-fact ceases to be an employee of Bridge Street or its affiliates or ceases to perform the function in connection with which he/she was appointed attorney-in- fact prior to such time, this Power of Attorney shall cease to have effect in relation to such attorney-in-fact upon such cessation but shall continue in full force and effect in relation to any remaining attorneys-in-fact. Bridge Street has the unrestricted right unilaterally to revoke this Power of Attorney.

This Power of Attorney shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to rules of conflicts of law.

IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of August 14, 2024.

Bridge Street 2014 Holdings, L.P.

By: Bridge Street Opportunity Advisors, L.L.C., its General Partner

By:	/s/ William Y. Eng
Name:	William Y. Eng
Title:	Vice President